                                                                  EXHIBIT (j)(1)


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders
ING Funds Trust:

We consent to the use of our report dated May 22, 2006 incorporated herein by reference and to the references to our firm under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statements of Additional Information.

                                            /s/KPMG LLP

Boston, Massachusetts
July 28, 2006